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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT


         AGREEMENT dated as of the 16th day of December, 1997 between K2 DESIGN, INC., a Delaware corporation, with offices at The New York Information and Technology Center, 30 Broad Street, New York, New York 10004 (the
"Corporation"), and Robert W. Burke (the "Executive");

         In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         1. Duties. The Corporation hereby employs the Executive in the executive capacity as Chief Operating Officer. The specific duties to be performed by the Executive for the Corporation and each of its subsidiaries shall principally be defining and implementing systems and controls, managing the Corporation's finances and developing and implementing the Corporation's strategic plan to expand worldwide via acquisitions. In addition, the Executive shall perform such other reasonable executive, administrative and managerial services consistent with his position, to the Corporation and each of its subsidiaries as the Board of Directors of the Corporation (the "Board") may from time to time prescribe. The Executive accepts such employment and agrees to devote his full time and effort to the services of the Corporation. Without Executive's prior written consent, Executive's base of operations shall not be changed from New York City (where Executive's duties shall be principally performed), although Executive may be required to travel outside of the New York tri-state area for reasonable periods of time to perform his duties.

         2. Term. The term of this Agreement shall commence as of October 21, 1997, and shall end on December 31, 2000, unless otherwise extended by mutual agreement of the Executive and the Corporation.

         3. Compensation and Benefits. (a) During the first year of the Term, the Corporation shall pay to the Executive a base salary of $200,000 in accordance with the Corporation's normal payroll policies. In each succeeding year during the Term, Executive's base salary shall be increased by 10% above Executive's base salary during the prior year.

                  (b) In addition, upon the commencement date of the term, Executive and the Corporation shall enter into the Stock Option Agreements attached hereto as Exhibit A, pursuant to which



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Executive shall be granted options to acquire 100,000 shares of the
Corporation's common stock, par value $.01 per share ("Common Stock") at exercise prices of $1.625 and $1.75 per share.

                  (c) In addition to the foregoing payments, Executive shall:

                           (i)      be eligible to participate in all fringe
benefits, bonus and any pension and/or profit sharing plans that may be provided by the Corporation or any subsidiary for its key executive employees in accordance with the provisions of any such programs or plans;

                           (ii)     be eligible to participate in any life or
other similar insurance plans, medical and health plans or other employee welfare benefit plans that may be provided by the Corporation or any subsidiary for its key executive employees in accordance with the provisions of any such plans. The Corporation shall also bear the cost of premiums of (X) the Executive's whole life insurance policy now in effect, up to a maximum of $2,000 per year and (Y) an individual disability policy, selected by Executive. The aggregate monthly benefit of this additional policy and the Corporation's existing disability insurance shall be not less than $12,500. The Corporation shall also use its reasonable efforts to cause its health and its dental insurers to provide health and dental insurance to Executive and his family commencing on the first day of the Term through the end of the Term. The Corporation shall bear the cost of all such health and dental insurance premiums;

                           (iii) be entitled to three weeks paid vacation during
the first year of the Term and four weeks paid vacation during each of the second and third years of the Term; provided, that without the consent of the Corporation's Chief Executive Officer, Chief Operating Officer or President, Executive shall not take more than two consecutive vacation weeks;

                           (iv)  be entitled to sick leave and sick pay in
accordance with the policy of the Corporation or any subsidiary that may be applicable to key executive employees;

                           (v)  be entitled to such other bonuses as the Board
may award from time to time in its discretion (it being understood that although the Board is not obligated to award any bonuses, it shall in good faith consider whether to grant bonuses to Executive not less frequently than annually);

                           (vi) be entitled to reimbursement of all ordinary and
necessary business expenses against presentation of invoices or receipts and otherwise in accordance with the Corporation's



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policies in effect from time to time applicable to senior executives of the
Corporation; and

                           (vii) be entitled to a car allowance of $450 per
month.

         4. Conflict of Interest. The Executive agrees that during his employment with the Corporation, the Executive will not, directly or indirectly, engage in or have a substantial interest in any business which at the time shall be in whole or substantial part competitive with any substantial part of the business carried on by the Corporation now or at the time until this Agreement shall be terminated, either for the Executive's own benefit or for or with any person, firm or corporation whatsoever other than the Corporation.

         5. Confidentiality. The Executive agrees that the Executive will not, at any time during or after the termination of employment with the Corporation, reveal, divulge or make known to any person, firm, corporation, or other business organization (other than the Corporation), or use for its account, any information that relates to the Corporation's existing or reasonably foreseeable business which is not readily disclosed by inspection of the Corporation's products, including, but not limited to, ideas, inventions, discoveries, trade secrets, confidential information, good will, improvements, information contained in or relating to the Corporation's product designs, manufacturing processes and techniques, marketing plans or proposals, sources and prices of inventory, equipment and all other business related items, financial information, personnel information and customer information (collectively, "Proprietary Information"). Proprietary Information includes any such information, whether or not obtained by the Executive with the knowledge and permission of the Corporation, whether or not developed, devised or otherwise created in whole or in part by the Executive's efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. The Executive further agrees to retain such knowledge and information which the Executive acquires and develops during the Executive's employment respecting such Proprietary Information in trust for the sole benefit of the Corporation and its successors and assigns.

         6. Non-Competition. (a) The Executive agrees to not (i) at any time during employment with the Corporation, and (ii) if Executive's employment with the Corporation is terminated pursuant to Section 7(a) or (b) or Executive terminates his employment hereunder other than for Good Reason, then through December 31, 2000 (the "Prohibited Period"), directly or indirectly enter into, participate in or engage in any business, or the solicitation of any business, which is competitive with



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the business of the Corporation within the territories in which the Corporation now or during the Term conducts marketing or operational activities, whether as an individual on the Executive's own account, as a partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an executive, agent, salesman or consultant of any person or entity, or otherwise; and (b) the Executive further agrees to not, at any time during or after the termination of the Executive's employment with the Corporation (i) induce or attempt to induce any employee of the Corporation to leave the Corporation's employ, or (ii) interfere with the relationship of the Corporation with any person or entity who or which at any time during his employment with the Corporation was an employee or customer of, or in the habit of dealing with the Corporation.

         Anything to the contrary in this Agreement notwithstanding, upon termination of his employment for any reason, Executive shall be permitted to engage in the practice of law; provided, however, that during the Prohibited Period, Executive shall not act as in-house counsel for a competitor (it being understood that Executive may act as outside counsel for a competitor during the Prohibited Period, so long as Executive complies with all applicable legal and ethical obligations and does not violate Section 5 hereof in connection with such representation).

         7. Termination for Cause, Death or Disability. The Corporation shall have the right to immediately terminate this Agreement by written notice to the Executive (which notice shall specify the effective date of termination; the "Termination Date"), and this Agreement shall terminate and the obligations and covenants of the Corporation and the Executive hereunder (except those pursuant to Sections 5 and 6, which shall survive termination of this Agreement, and except as otherwise provided in this Agreement) shall be of no further force and effect upon the Termination Date if any of the following occur: (a) the repeated failure by the Executive to follow the reasonable written directives of the Board of Directors of the Corporation that are not inconsistent with the provisions of this Agreement; (b) the commission by the Executive of a (i) felony, or (ii) fraud against the Corporation or any customer of, supplier to or other person or entity which has regular dealings with, the Corporation; for purposes of this (b), in the absence of a plea of guilty or nolo contendere by the Executive, or a conviction (in the case of a felony) or a judgment (in the case of a fraud) after the exhaustion of all available appeals, the Executive will be conclusively presumed not to have committed any such felony or fraud; and (c) the permanent disability of the Executive ("permanent disability" shall mean the Executive's inability to perform the duties and responsibilities hereunder by reason of physical or mental injury or illness for any 9 months in any



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consecutive 12 month period). This Agreement shall terminate in the event of
Executive's death effective as of the date of death.

         8. Other Termination. (a) Except as may otherwise be provided in the Stock Option Agreements attached hereto as Exhibit A, if Executive dies, becomes permanently disabled or terminates this Agreement other than for Good Reason, the Corporation shall have no further liability to Executive for compensation or benefits, except as may otherwise be provided in the applicable benefit plan or as may otherwise be required by law (e.g., COBRA) and that Executive shall be paid accrued salary upon termination of this Agreement.

                  (b) In the event Executive's employment is terminated by the Corporation other than pursuant to Section 7(a) or 7(b), or the Executive initiates the termination for Good Reason, the Corporation will pay severance (in addition to the amounts outlined in Section 8(a) of this Agreement) to the Executive (or to Executive's surviving spouse, or if Executive has no surviving spouse, then to Executive's estate) as follows: (i) the salary for the unexpired Term of this Agreement; (ii) if equity-based incentives are held by the Executive or otherwise accrue to him but the Corporation's stock is not publicly traded, Executive shall receive in cash the fair market value of such equity-based incentives, which shall be determined in good faith by the Corporation on the basis of such considerations as it reasonably deems appropriate; and (iii) all benefits as described in Section 3(c)(ii) for which Executive would otherwise have been eligible to receive as of the effective date of Executive's termination of employment for the unexpired Term of this Agreement. Notwithstanding the foregoing, if Executive becomes employed during the unexpired Term, (X) there shall be credited against the amount payable by the Corporation pursuant to clause (b)(i) of this Section 8, the amount paid to Executive during such period in salary and fixed bonus not based on performance and (Y) the Corporation's obligations pursuant to clause (b)(iii) of this
Section 8 shall terminate, except as may otherwise be provided in the Corporation's benefit plans or as may otherwise be required by law.

                  (c) For purposes of this Agreement, the term (i) "Good Reason" shall mean (A) reduction in any component of compensation below that which is required to be paid hereunder, (B) a material difference in benefits below the level of other senior executives, (C) material diminution in status, office or title, or assignment of inconsistent duties to be performed on a regular basis, or (D) any material breach of any material provision of this Agreement, including, without limitation, the last sentence of Section 1 hereof and (ii) "Cause" shall mean the occurrence of the events described in clauses (a) and (b) of Section 7.




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         9. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

         10. Miscellaneous. (a) All notices, requests, offers, demands and other communications hereunder shall be in writing and shall be effectively given or made when mailed by registered or certified mail, return receipt requested, and directed to the party at the address given herein or to such address as either party may hereafter designate in writing; (b) this Agreement is being delivered and executed in the State of New York and shall be construed in accordance with and governed by its laws; (c) this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, successors and assigns and the Corporation shall cause its obligations hereunder to be assumed by any person, corporation or other entity (1) resulting from the reorganization, merger or consolidation of the Corporation with any other corporation or entity or (2) any corporation or other entity to which the Corporation may sell all or substantially all of its assets (and in either case, if requested by Executive should Executive reasonably deem himself insecure, such corporation's or other entity's ultimate parent), (d) this Agreement shall not be assignable by the Executive, (e) this Agreement constitutes the entire understanding between the parties hereto and may not be modified, amended, altered or changed except in writing signed by the parties. To the extent that any provision of this Agreement conflicts with the Corporation's employee handbook, the provisions of this Agreement shall govern; (f) if any provision of this Agreement or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (1) the remainder of this Agreement and the application of such provision to other person(s) or circumstance(s) shall not be affected thereby, and (2) each such provision shall be enforced to the greatest extent permitted by law; (g) no waiver or any breach or failure to perform the terms, covenants and conditions of this Agreement shall be binding upon the parties hereto unless the same shall be in writing and any such waiver shall be for one time only and shall not be for any future breach or failure to perform under the terms of this Agreement; (h) preparation of this Agreement has been a joint effort of the parties and this Agreement shall not be construed more severely against either party; and (i) it is understood, agreed and acknowledged by the Executive and the Corporation that any threatened or actual breach by the Executive of any of the agreements contained in this Agreement may cause irreparable damage to the Corporation and that the remedy at law therefor may be inadequate and that the Corporation shall be entitled to injunctive and other equitable relief (as well as





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damages, if applicable) in the case of any threatened or actual breach thereof.
The Corporation may in its sole discretion apply for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of Section 5 and 6 of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

K2 DESIGN, INC.


By:      /s/Matthew G. de Ganon             /s/ Robert W. Burke
         --------------------------         ----------------------------
         President                          Executive





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